                                                                  Exhibit 10.8.1


   N
NETSCAPE

                            OEM Software Order Form
                          (With Terms and Conditions)

                                  No. 004125
                                      ------

                            Annuncio Software, Inc.
                            -----------------------
                      Full Legal Name of OEM ("Licensee")

5150 El Camino Real, Suite B31            Los Altos,  CA              94022
-----------------------------------------------------------------------------------------
Address of Principal Place of Business    City        State/Province  Postal Code/Country

Contact Person: Didier Moretti            Telephone: (650) 404-9801   Fax: (650) 404-9807
                --------------                       --------------        --------------

Licensee is incorporated in the state/country of: ______________________________

TERRITORY (Country(ies) of Installation of Product(s)): Worldwide ("Territory")
                                                        ---------

Licensee Products (name and description): Annuncio Marketing Automation Software
                                          --------------------------------------

IMPORTANT NOTICE: UPON EXECUTION BY THE PARTIES, LICENSEE WILL HAVE THE RIGHT TO MAKE AND DISTRIBUTE COPIES OF THE NETSCAPE PRODUCTS INDICATED IN ATTACHMENT A, SOLELY ON A BUNDLED BASIS AND NOT AS A STAND-ALONE PRODUCT, AT THE PRICING SET FORTH THEREIN AND ON THE TERMS AND CONDITIONS SET FORTH IN ATTACHMENT B. BY SIGNING THIS ORDER FORM, LICENSEE AGREES TO ALL THE TERMS AND CONDITIONS ATTACHED (COLLECTIVELY THE "AGREEMENT"). As used in this Agreement if Licensee's principal place of business above is located in Europe, the Middle East or Africa, "Netscape" shall mean Netscape Communications Ireland Limited; if Licensee's principal place of business above is located in Japan, "Netscape" shall mean Netscape Communications (Japan), Ltd.; otherwise, "Netscape" shall mean Netscape Communications Corporation. Any third party software that is provided with the Products with such third party's license agreement (in either electronic or printed form) is included for use at Licensee's or End User's option. If Licensee or End User chooses to use such software, then such use shall be governed by such third party's license and not by this Agreement.

      NETSCAPE                                  LICENSEE
By: _________________________________    By: /s/ Didier Moretti
            Signature                            Signature

Name:________________________________    Name: Didier MORETTI
               Print or Type                   Print or Type

Title: ______________________________    Title: President & CEO

Date of Acceptance: _________________    Date: May 19, 1998
                                         ("Effective Date")

Address: 501 East Middlefield Road
         Mountain View, CA 94043         AGREEMENT CONSISTS OF:
                                         1.  OEM Software Order Form
_____________________________________    2.  Attachment A - Products and Pricing
                                         3.  Attachment B - Terms and Conditions
                                         4.  Attachment C - Support Terms and Conditions


                                       1

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 ATTACHMENT A
                             PRODUCTS AND PRICING

1.     Products: Netscape shall provide Licensee the executable version (but not
       --------
the source code version) of the Netscape product(s) listed below ("Product(s)"), including any Upgrades (as defined in Attachment B) thereto.


DESCRIPTION OF PRODUCTS, PLATFORMS,       LICENSE FEE PER COPY        INITIAL QUANTITY      SUBSCRIPTION PER COPY
LANGUAGES                                                             ORDERED
1)  Netscape Application Server -         See Section 4, Royalty      N/A                   N/A
Version 2.1; NT, UNIX; All available      Schedule, below for
languages generally commercially          applicable Royalty due
available from Netscape as of the         to Netscape
Effective Date;

2)  Netscape Application Server                [*]                                          N/A
Development Starter Package (for
Licensee's internal use  only)
square Netscape Application Server,                                   1 copy
       NT
square Netscape Application Server,                                   1 copy
       UNIX
square Netscape Application Server                                    1 copy (5 Users)
       Component Builder
square Netscape Application Server                                    1 copy (5 Users)
       Extension Builder
square Enrollment in Developer
       Relations DevEdge Program
square 1 week of Netscape Training
       for 4 Licensee employees

2.     Payment for Netscape Application Server Development Starter Package.
       -------------------------------------------------------------------
Licensee shall pay Netscape a nonrefundable payment of [*]
                                                       ---

3.     Payment Terms: Except for the Payment for Netscape Application Server
       -------------
Development Starter Package set forth in Section 2 above, which shall be due within 30 days of the Effective Date of this Agreement, all amounts payable to Netscape are nonrefundable must be paid in a single payment to Netscape within 45 days of the end of each quarter, and must accompany Licensee's quarterly reports pursuant to Section 5 ("Reports; Audit"). All payments shall be made by wire transfer or remittance in accordance with Netscape's instructions on such invoice. Past due amounts shall bear interest at the lower of 1-1/2% per month or the maximum rate allowed by law until paid in full. Licensee shall be responsible for any costs resulting from collection by Netscape of any such past due amounts, including without limitation, reasonable attorneys fees and court costs. Licensee shall pay Netscape a royalty for each Product subject to the Royalty Schedule as set forth in Section 4 below.

4.     Royalty Schedule (shall not include Licensee's non-production use, e.g.
       -----------------------------------------------------------------------
use for demonstration purposes). Licensee shall pay to Netscape a royalty fee
------------------------------
equal to [*] of the revenue derived from the sale of Licensee Product, but in no event shall the royalty fee due to Netscape be less than [*] for each sale of Licensee Products. On a quarterly basis, Licensee's royalty rate due to Netscape may change subject to the conditions set forth in this Section 4. In the event that Licensee's royalty rate changes pursuant to this Section 4, such new royalty rate shall apply only to future sales of Licensee Products, and shall not be retroactive.

       (a) Minimum Royalty Commitment At the end of each quarter, Licensee may choose to set a minimum commitment to Netscape for total royalties due for the following [*] (see (i) below), or [*] (see (ii) below). In the event that Licensee chooses to make such a minimum royalty commitment, Licensee shall pay [*] of such commitment to Netscape, within 45 days, as a nonrefundable prepayment against future owed royalties ("Prepayment"). If Licensee chooses to make a minimum royalty commitment to Netscape, and during [*] such commitment is not reached, Licensee shall pay to Netscape the difference between the minimum annual commitment given and the total amount of royalties actually reached.

           (i) If Licensee commits to a minimum royalty commitment of [*] over the following 4 quarters, Licensee shall pay a royalty fee equal to [*] of the revenue derived from the sale of Licensee Product. However, in no event shall the royalty fee due to Netscape be less than [*] for each sale of Licensee Products.

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          (ii) If Licensee commits to a minimum royalty commitment of [*], Licensee shall pay a royalty fee equal to [*] of the revenue derived from the sale of Licensee Product with no minimum royalty fee due to Netscape for each sale of Licensee Products.

     (b)  Licensee's Total Revenue from sale of Licensee Product during [*].
          -----------------------------------------------------------------
     At the end of each quarter, if Licensee's total revenue derived from the sale of Licensee Products during [*], as reported in the Licensee's quarterly report to Netscape under to Section 5 ("Reports; Audit"), is between [*], Licensee shall pay to Netscape a royalty fee equal to [*] of the revenue derived from the sale of Licensee Product. However, in no event shall the royalty fee due to Netscape be less than [*] for each sale of Licensee Products.

     If Licensee's total revenue derived from the sale of Licensee Products during [*], as reported in the Licensee's quarterly report to Netscape under to Section 5 ("Reports; Audit"), is greater than [*]. Licensee shall pay to Netscape a royalty fee equal to [*] of the revenue derived from the sale of Licensee Products with [*] due to Netscape for each sale of Licensee Products.

5.   Developer Support for The Netscape Application Server Development Starter
     -------------------------------------------------------------------------
     Package. The Netscape Application Server Development Starter Package
     -------
     includes enrollment in the Developer Relations DevEdge Program for the term of the Agreement.

6.   Technical Support for Licensee Products. For the term of this Agreement,
     ---------------------------------------
     and subject to Section 6 of Attachment B ("OEM Terms and Conditions"), Netscape shall provide back-end Technical Support to Licensee subject to the terms and conditions set forth in Attachment C ("Support Terms and Conditions"), and Licensee shall pay to Netscape a fee equal to 10% of the royalty fee due to Netscape pursuant to Section 3 ("Payment Terms") above. Payment for such Technical Support for Licensee Products shall accompany Licensee's quarterly reports pursuant to Section 5 ("Reports; Audit").

     Licensee's Primary Technical Contact:
     _______________________________________________

     Phone: ________________________________________

     Fax: __________________________       e-mail:__________________

     Alternate Technical Contact: ___________________________

     Phone: _________________________________________________

     Fax: _______________________________  e-mail: __________________

7.   Deliverables. 1 master reproduction copy of each Product and 1 copy of the
     -------------
     applicable standard user and reference manuals and installation guides which Netscape makes generally available to its licensees of the Products ("Documentation") in any format generally available from Netscape.
     All deliveries shall be F.C.A. Netscape origin (INCOTERMS 1990).


8.   Point of Sales Reports.             Contact Name:  Didier Moretti
     -----------------------                            ---------------------
                                         Telephone:     (650) 404-9801
                                                      ---------------------
                                         Fax:           (650) 404-9807
                                                      ---------------------
                                         Email:         dmoretti@annuncio.com
                                                      ---------------------

9.   Ship To Address for Deliverables    Bill To Address for Invoice
     --------------------------------    ---------------------------
     (not P.O. address)

     Annuncio Software, Inc.
     --------------------------------

     5150 El Camino Real, Suite B31      same
     --------------------------------    ----  _______________________________
     Los Altos, CA 94022
     --------------------------------

     Attention: Didier Moretti           Attention: __________________________
               ----------------------

     Telephone: (650) 404-9801           Telephone: __________________________
                --------------
                                         Fax: ________________________________
     ________________________________

     Sales Tax Resale / Exemption Certificate No.:
     __________________________________________
                                         (ORIGINAL CERTIFICATE MUST BE ATTACHED)

     VAT Registration No. (if Europe,)  ________________________________________

     Netscape Sales Rep: Deepak Puri     Telephone Number: (650) 937-2668
                         ------------                      --------------


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


Annuncio
OEM                                    3
CONFIDENTIAL

                                  ATTACHMENT B
                            OEM TERMS AND CONDITIONS

1. DEFINITIONS. "LICENSEE PRODUCTS" means Licensee's computers and computer-related products with which the Netscape Products are bundled for distribution hereunder. "UPGRADES" means both major and minor upgrades to the Product, if any, provided that Upgrades shall exclude any software release that is reasonably designated by Netscape as a separate product. Major upgrades are designated by a change in the number to the left of the decimal point of the number appearing after the product name while minor upgrades are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of a software release as a major or minor upgrade. "END USER" means any party licensed by Licensee or Licensee's distributor to use, but not to further distribute, the Products. If such party is an entity, then, for fee accrual purposes, "End User" means each individual within such entity licensed to use but not to further distribute the Product. Licensee shall be deemed an End User if Licensee uses any Product for Licensee's internal business purpose.

2. TERM. Unless sooner terminated, this Agreement shall remain in effect for 3 years from the Effective Date ("INITIAL TERM"). Thereafter, the Agreement may be renewed by mutual agreement in writing for an additional 1 year period ("SUBSEQUENT TERM").

3. LICENSES. (a) Netscape grants to Licensee, subject to these terms and conditions, a nonexclusive and nontransferable right in the Territory to (i) reproduce, without change, the Products in executable form and (ii) distribute by sublicense such Product copies to End Users in the Territory, directly or through distributors, only when bundled with a Licensee Product, for use solely in conjunction with Licensee Products. Licensee may grant distributors the right to grant further sublicenses to distribute copies of the Products to other distributors regardless of tier; however, Licensee shall not grant to any distributor the right to reproduce all or any portion of the Products. If Licensee wishes to electronically distribute the Netscape Products, then Licensee must adhere to the requirements set forth in Section 3(e) below. Netscape also grants Licensee a nonexclusive and nontransferable (subject to the terms and conditions of this Agreement) license (with no right to sublicense) to use the Products in the Territory for Licensee's internal business purposes in accordance with the applicable provisions of Netscape's end user license agreements provided with the Products. If Netscape releases a patch to any Product for general commercial distribution by permitting customers to download such patch from Netscape's internet home page, then Licensee shall have the right to distribute such patch (but not the entire Product) electronically to its distributors and End Users in the Territory. Netscape also grants Licensee a nonexclusive and nontransferable license to use and reproduce without change the Documentation, and to distribute the Documentation by sublicense to End Users in the Territory, directly or through distributors, solely in conjunction with the Product. Reproduction of Products and Documentation shall occur only at Licensee's principal office unless an alternate location is specified in writing to Netscape.

(b) Except as expressly permitted herein or by applicable law, Licensee shall not, and shall not permit any distributor or other person to, copy, modify, translate, decompile, reverse engineer, disassemble, or otherwise determine or attempt to determine source code from the Products or to create any derivativeworks based upon the Products or Documentation. Neither Licensee nor any distributor shall market or distribute any Product copy (i) which is not bundled with a Licensee Product or (ii) outside the Territory. If Licensee or any distributor fails to comply with this Section 3(b), Netscape may immediately (in addition to all other remedies it may have and except for End User licenses) revoke all licenses granted hereunder.

(c) Netscape grants Licensee a sublicense to use as permitted in Section 3(a) any third party software which is functionally integrated with the Products. Netscape reserves the right to substitute any third party software in the Products so long as the new third party software does not materially affect the functionality of the Products.

(d) Licensee shall use, and is granted during the term hereof a nontransferable, nonexclusive and restricted license (with a right to sublicense to distributors the Marks for use only on Licensee Products which include the Product) to use in the Territory the mark "Netscape Navigator Included" and those Netscape trademarks and trade names relating to the Products (collectively, the "MARKS") in all advertising, marketing, technical, packaging and other materials related to the Products. Use of the Marks shall comply with Netscape's then-current trademark usage guidelines. Licensee need not use the Marks in any country in which their connotation is offensive and will consult with Netscape as to the foreign translation of the Marks so that Netscape can ensure uniformity of use. Licensee shall clearly indicate Netscape's ownership of the Marks. All use of the Marks shall inure to Netscape's benefit. Neither Licensee nor its distributors shall register any Netscape trademarks, or trademarks, trade names or domain names confusingly similar to Netscape trademarks, trade names or domain names without Netscape's express prior written consent. Upon Netscape's request from time to time, Licensee shall provide Netscape with copies of Licensee Products bearing the Marks, and Licensee and distributors shall suspend use of the Marks if Netscape reasonably deems the quality of the Products to be inferior or that the Marks are used improperly until Licensee and any such distributor have taken such steps as Netscape may reasonably require to correct the deficiencies. Licensee further agrees not to use any Marks on or in connection with any products or services that are or could be deemed by Netscape, in its reasonable judgment, to be obscene, pornographic, disparaging of Netscape or of its products, or otherwise in poor taste, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others. Licensee agrees not to obtain or attempt to obtain by any manner whatsoever any right, title or interest in or to any of the Marks, domain name or any confusingly similar mark. Licensee acknowledges that Netscape shall be the exclusive owner of any domain containing the Marks. Any use of the Marks beyond the scope of this Section shall constitute infringement and material breach. Licensee expressly agrees that any breach or threatened breach of this Section shall cause Netscape irreparable injury for which there may be no adequate remedy at law, and that in addition to any other remedies available, Netscape shall therefore be entitled to obtain injunctive relief without the necessity of proving actual damages.

(e) Electronic Distribution. Subject to the terms and conditions of this Agreement, Netscape hereby grants, and Licensee hereby accepts, a nonexclusive and nontransferable right and license (with no right to sublicense) to distribute electronically those

Annuncio
OEM
CONFIDENTIAL

Netscape Products which have been approved in this Agreement for electronic distribution, from no more than one file transfer protocol site operated by Licensee and approved in advance in writing by Netscape ("FTP Site") provided that such electronic distribution occurs only under the following conditions:
(a) only exportable/international versions of the Netscape Product shall be available for download from the FTP Site; (b) all downloads shall be for fulfillment purpose only under this Agreement; (c) all downloads shall be protected with access control mechanisms allowing Licensee to identify the End User downloading the Netscape Product as an End User of the Licensee Product, and a description of the Licensee Product with which the Netscape Product is bundled for use; (d) except as set forth in (c), no other entity or person can access the FTP Site to download the Netscape Product; (e) Licensee shall include in its report under Section 5 each copy of Netscape Product so downloaded together with the information required thereunder; (f) any key locking mechanism must be preapproved by Netscape and if used by Licensee, shall be used only for fulfillment under this Agreement; and (g) no electronic distribution of any Netscape Product (i) which contains an Oracle database; (ii) for use on a standalone basis; (iii) for no fee; or (iv) for beta or trial/evaluation purpose. Licensee may increase or decrease the number of FTP Sites only with the prior written approval of Netscape. Licensee shall be responsible for ensuring that electronic distribution of Netscape Product occurs only as expressly set forth above. If Licensee breaches any provision in this Section, Netscape shall have the right to terminate immediately Licensee's right for electronic distribution under this Agreement.

4. FEES; TAXES. Licensee shall pay Netscape the Prepayment set forth on Attachment A in accordance therewith. For each $1.00 of fees due up to the Prepayment, $1.00 is credited against the Prepayment. Following depletion of the Prepayment, fees for the Products will be paid net 45 following the end of each quarter in which licenses are granted and payment shall accompany the quarterly reports set forth in Section 5 below. Upon exhaustion of the Prepayment, Licensee shall pay to Netscape the royalty fees set forth on Attachment A for each Product or Upgrade license granted by Licensee or distributors to End Users. The Prepaid License Fees shall be credited against the license fees accruing under this Agreement during the Initial Term of the Agreement. License fee will accrue in the applicable quantity upon: (a) the initial date of Licensee's internal production use of any Product; (b) shipment by Licensee of a copy of a Product to a distributor or End User; or (c) authorization by Licensee for an End User to increase the authorized number of copies Licensee shall pay Netscape such license fee royalties accrued during each quarter, together with any support fees due under Attachment A, within 45 days following the end of such quarter, and each such payment shall be accompanied by the quarterly report required below. All fees are exclusive of taxes, withholdings, duties or levies, however designated or computed and Licensee shall be responsible therefor except for taxes based on Netscape's net income. In lieu thereof, Licensee shall provide to Netscape a valid tax or other levy exemption certificate acceptable to the taxing or other levying authority. Should Licensee fail to provide Netscape with timely reports, then, regardless of Licensee's actual rate of depletion of the Prepayment, 1/4 of Licensee's Prepayment shall be deemed depleted following the passage of 1/4 of the Initial Term; 1/2 of Licensee's Prepayment shall be deemed depleted following the passage of 1/2 of the Initial Term; 3/4 of Licensee's Prepayment shall be deemed depleted following the passage of 3/4 of the Initial Term; and Licensee's entire Prepayment shall be deemed depleted following the passage of the Initial Term. All payments after exhaustion of Prepayment shall accompany the quarterly reports.

5. REPORTS; AUDIT. Licensee and its distributors shall maintain accurate records of End Users, including the name and address of each End User, the specific platforms distributed to each End User, and any further information as Netscape may from time to time reasonably request. Licensee shall report to Netscape within 45 calendar days after the end of each quarter the part number and quantity of Product licenses granted, Licensee's total revenue from the sale of Licensee Products, as well as the total license royalty fees payable to Netscape during such prior quarter for distribution hereunder and internal production use, including zip/postal code and/or country therefor. Such report shall also include a statement of Licensee's revenue derived from the sale of Licensee Products over the previous 4 quarters. All reports to Netscape should not show any quantity less than zero and should show only net quantity reflecting adjustment for returns of any kind to Licensee from its distributors during the same period. Except for returns of the gold master of the Product for repair or replace during the Warranty Period, Licensee has no right to return any Product to Netscape under this Agreement. In addition, Licensee and its distributors shall maintain all other data reasonably required for verification of Licensee's and each distributor's compliance with the terms hereof, including all information reasonably requested by Netscape, and Netscape may conduct up to one audit per year to verify compliance with this Agreement, which shall be conducted at Netscape's expense unless the results establish that inaccuracies in Licensee's reports have resulted in underpayment to Netscape of more than 5% of the amount actually due, in which case Licensee shall pay all amounts due and bear the expense of the audit.

6. SUPPORT. Licensee shall provide all front-line technical support to End Users in accordance with Netscape's then-current support terms and conditions. Licensee shall employ at least 2 fully trained full time support personnel and provide support 5 days a week during local business hours. Licensee agrees that any documentation or packaging distributed by Licensee shall conspicuously state that End Users must call Licensee for technical support for the Products. Netscape will have no obligation to furnish any assistance, information or Documentation to any End User, and Licensee will cooperate with Netscape to ensure that End Users do not contact Netscape directly. Netscape shall provide back-end telephone assistance to Licensee in accordance with Netscape's then-current support terms and conditions during the term for which Netscape has received payment therefor.

7. DISTRIBUTION. (a) Licensee shall and shall cause its distributors to comply with all then-current applicable laws, regulations and other legal requirements in its performance of this Agreement, including without limitation: (i) all applicable export laws, rules and regulations of any agency of the U.S. Government or other applicable agencies; (ii) the U.S. Foreign Corrupt Practices Act; and (ii) all applicable laws, rules and regulations to preclude the acquisition of unlimited rights in technical data, software and documentation provided with the Products to a governmental agency. Licensee shall ensure the inclusion of appropriate notices required by the U.S. Government agencies or other applicable agencies.

(b) Prior to the distribution of any Product to a distributor, Licensee or the distributing distributor shall enter into an enforceable written agreement with such distributor ("DISTRIBUTOR

Annuncio
OEM
CONFIDENTIAL

Agreement") that (i) requires such distributor to comply with the relevant terms hereof, (ii) expressly names Netscape as an intended third party beneficiary with the right to rely on and directly enforce the terms thereof, and (iii) disclaims any warranty obligations of Netscape and/or liability of Netscape thereunder. Neither Licensee nor any distributor shall sublicense or otherwise distribute the Products or Documentation to End Users except pursuant to a written sublicense agreement ("END USER LICENSE AGREEMENT") that contains terms and conditions not inconsistent with and no less restrictive than the terms and conditions set forth in Netscape's then-current end user license agreement provided with the applicable Product and this Agreement. Licensee and its distributors shall use commercially reasonable efforts to enforce each Distributor Agreement and End User License Agreement with at least the same degree of diligence used in enforcing similar agreements with others. Licensee and distributors shall notify Netscape of any breach or suspected breach of a material obligation under a Distributor Agreement or an End User License Agreement which comes to their attention. In addition, Licensee and distributors will cooperate with Netscape in any legal action to prevent or stop unauthorized use, reproduction or distribution of Products or Documentation.

(c) This is a nonexclusive relationship, and each party agrees that the other may enter into similar arrangements with third parties. Licensee shall and shall use commercially reasonable efforts to cause its distributors to treat all Products at least as favorably as it treats any competitive products it distributes. Licensee shall not, and Licensee shall encourage its distributors not to, market or promote any Product or any other product in a manner that states or implies that the Product is inferior or secondary to any other product. For example, Licensee shall not market or promote any competitive product as "preferred," "premier," "primary" or the like as compared to any Product.

(d) Upon 30 days written notice that Netscape is required by a supplier to cease and to cause its licensees to cease reproduction and distribution of a particular revision of any Product, Licensee and distributors shall cease such activities, provided Netscape replaces such affected Product with a functionally equivalent Product as soon as commercially practicable.

8. PROPRIETARY RIGHTS. Title to and ownership of all copies of the Products and Documentation whether in machine-readable or printed form, and including without limitation derivative works, compilations, or collective works thereof and all related technical know-how and all rights therein are and shall remain the exclusive property of Netscape or its suppliers. Notwithstanding the foregoing, and except with respect to the Products and Documentation, Licensee shall own all right and title to the Licensee Product, including any derivative works, compilations, or collective works thereof to the extent such derivative work, compilation or collective are developed or created solely by Licensee or personnel working for or through Licensee. Licensee agrees that nothing in this Agreement shall give Licensee any right, title or interest in the Products other than those rights granted in Section 3 ("Licenses") above. Except for the rights expressly granted to Licensee hereunder, Netscape reserves for itself all other rights in and to the Products and Documentation Licensee and distributor shall not take any action to jeopardize, limit or interfere in any manner with Netscape's ownership of or rights with respect to the Products and Documentation. Further, Licensee or its distributors shall not remove or alter any trademark, copyright or other proprietary notices, legends, symbols, or labels appearing on the Products and/or Documentation delivered to Licensee and Licensee shall reproduce such notices on all copies of the Products and/or Documentation made hereunder.

9. CONFIDENTIALITY. "CONFIDENTIAL INFORMATION" shall mean this Agreement and all information a party discloses to the other which has been either (i) characterized in writing as confidential at the time of its disclosure or (ii) orally characterized as confidential at the time of disclosure, except for information which the receiving party can demonstrate: (a) is previously rightfully known to the receiving party without restriction on disclosure; (b) is or becomes, from no act or failure to act on the part of the receiving party, generally known in the relevant industry or public domain; (c) is disclosed to the receiving party by a third party as a matter of right and without restriction on disclosure; or (d) is independently developed by the receiving party without access to the Confidential Information. Each receiving party shall at all times, both during the term hereof and for a period of at least 3 years after termination, keep in confidence all the disclosing party's Confidential Information using a standard of care the receiving party uses with its own information of this nature, but in no event less than reasonable care. The receiving party shall not use the disclosing party's Confidential Information other than in the course of its duties hereunder. Without the prior written consent of the disclosing party, the receiving party shall not disclose the disclosing party's Confidential Information except on a "need to know" basis to an employee or contractor under binding obligations of confidentiality substantially similar to those set forth herein. If a receiving party is legally compelled to disclose any of the disclosing party's Confidential Information, then, prior to such disclosure, the receiving party will (x) assert the privileged and confidential nature of the Confidential Information and (y) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order narrowing the scope of such disclosure and/or use of the Confidential Information. In the event such protection is not obtained, the receiving party shall disclose the Confidential Information only to the extent necessary to comply with the applicable legal requirements.

10. LIMITED WARRANTY. Netscape warrants only to Licensee that the Products when properly installed and used will substantially conform to the functional specifications set forth in the Documentation in effect when the Products are delivered to Licensee. Netscape's warranty and obligation shall extend for a period of 90 days ("Warranty Period") from the date Netscape first delivers the Products to Licensee. All warranty claims not made in writing or not received by Netscape within the Warranty Period shall be deemed waived. Netscape's warranty is solely for the benefit of Licensee, who has no authority to extend this warranty to any other person or entity. THE EXPRESS WARRANTY SET FORTH IN THIS SECTION CONSTITUTES THE ONLY WARRANTY MADE BY NETSCAPE. NEITHER NETSCAPE NOR ITS SUPPLIERS MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE PRODUCTS OR DOCUMENTATION. NETSCAPE AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES OR CONDITIONS INCLUDING THOSE OF TITLE, MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. NETSCAPE DOES NOT WARRANT THAT THE PRODUCTS OR DOCUMENTATION ARE ERROR-FREE OR THAT OPERATION OF THE PRODUCTS WILL BE SECURE OR UNINTERRUPTED

Annuncio
OEM
CONFIDENTIAL

AND DISCLAIMS ANY AND ALL LIABILITY ON ACCOUNT THEREOF. THE ABOVE LIMITATION SHALL APPLY TO THE EXTENT ALLOWED BY APPLICABLE LAW. Netscape shall have no obligation under the foregoing warranty for any nonconformance caused by: (a) the incorporation, attachment or engagement of any attachment, feature, program, or device, other than by Netscape, to the Products or any part thereof; (b) accident, transportation, neglect or misuse; alteration, modification, or enhancement of the Products other than by Netscape; (c) failure to provide an installation environment recommended for the Products; (d) use of supplies or materials not meeting Netscape specifications; (e) use of the Products for other than the intended purpose; (f) use of the Products on any systems other than the specified hardware platform for such Products; (g) Licensee's use of defective media or defective duplication of the Products; or (h) Licensee's failure to incorporate any Upgrade previously released by Netscape which corrects such nonconformance. If Licensee provides Netscape with written notice of a failure under this limited warranty during the Warranty Period, Netscape will use reasonable efforts to correct promptly, at no charge to Licensee, any such errors or failures. This is Licensee's sole and exclusive remedy for breach of warranty hereunder.

11. INDEMNITY. (a) Netscape shall indemnify and hold harmless, by defending or settling, at its option, any action brought against Licensee to the extent it is based on a claim that use, reproduction or distribution by Licensee of the Netscape-owned portion of the Products hereunder directly infringes any valid copyright, trade secret, trademark or US patent as of the Effective Date. Netscape will pay resulting costs, damages and legal fees finally awarded against Licensee in such action which are attributable to such claim provided that: (i) Licensee promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) Licensee cooperates with Netscape, at Netscape's expense, in defending or settling such claim. Should a Product become, or be likely to become in Netscape's opinion, the subject of an infringement claim described above, Netscape may (I) procure for Licensee the right to continue using the same or (II) replace or modify it to make it non-infringing. Netscape shall have no obligation or liability for, and Licensee shall defend, indemnify and hold Netscape harmless from and against any claim based upon: (A) use of other than the then current, unaltered version of the Product, unless the infringing portion is also in the then current, unaltered release; (B) use, operation or combination of Products with non-Netscape programs, data, equipment or documentation if such infringement would have been avoided but for such use, operation or combination; (C) Licensee's or its agent's activities after Netscape has notified Licensee that Netscape believes such activities may result in such infringement; (D) compliance with Licensee's designs, specifications or instructions; (E) any modifications or marking of the Products not specifically authorized in writing by Netscape; (F) any unauthorized use of any Netscape intellectual property; (G) third party software; or (H) any content provided by Licensee or End User and/or any material to which online users can link through such content. The foregoing states the entire liability of Netscape and the exclusive remedy of Licensee with respect to infringement of any intellectual property right, whether under theory of warranty, indemnity or otherwise.

(b) Licensee shall indemnify, hold harmless and, at Netscape's request, defend Netscape and/or its suppliers from and against any and all claims, liabilities, losses, damages expenses and costs (including attorney's fees and costs) relating to (i) Licensee's failure to include in each Distributor Agreement or End User License Agreement the contractual terms required to be included therein hereunder, or (ii) Licensee's use, distribution or reproduction of the Products, Documentation and/or the Licensee Product, except to the extent that Netscape is responsible under
     Section 11(a).

12. LIMITATION OF LIABILITY. (a) TO THE EXTENT ALLOWED BY APPLICABLE LAW, IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF NETSCAPE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. (b) EXCEPT AS SET FORTH IN THE INDEMNITY SECTION SET FORTH ABOVE, IN NO EVENT WILL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR ANY CLAIM AGAINST LICENSEE BY ANY THIRD PARTY. (c) IN NO EVENT SHALL NETSCAPE OR ITS SUPPLIERS BE LIABLE FOR (I) ANY REPRESENTATION OR WARRANTY MADE TO ANY THIRD PARTY BY LICENSEE, ANY DISTRIBUTOR OR THEIR RESPECTIVE AGENTS; (II) FAILURE OF THE PRODUCTS TO PERFORM EXCEPT AS, AND TO THE EXTENT, OTHERWISE EXPRESSLY PROVIDED HEREIN; (III) FAILURE OF THE PRODUCTS TO PROVIDE SECURITY; OR
(IV) THE RESULTS OR INFORMATION OBTAINED OR DECISIONS MADE BY END USERS OF THE PRODUCTS OR THE DOCUMENTATION. THE REMEDIES PROVIDED HEREIN ARE LICENSEE'S SOLE AND EXCLUSIVE REMEDIES. (d) NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY AND EXCEPT FOR DEATH OR PERSONAL INJURY CAUSED BY THE NEGLIGENCE OF NETSCAPE, NETSCAPE'S ENTIRE LIABILITY TO LICENSEE FOR DAMAGES CONCERNING PERFORMANCE OR NONPERFORMANCE BY NETSCAPE OR IN ANY WAY RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, AND REGARDLESS OF WHETHER THE CLAIM FOR SUCH DAMAGES IS BASED IN CONTRACT OR IN TORT, SHALL NOT EXCEED THE AMOUNT RECEIVED BY NETSCAPE FROM LICENSEE DURING THE PREVIOUS 24 MONTHS FOR THE PRODUCT GIVING RISE TO SUCH CLAIM.

13. Termination. This Agreement may be terminated: (a) by either party upon 30 days written notice if the other party materially defaults in its obligations hereunder and does not cure such default within the 30 day notice period; (b) immediately by Netscape in the event Licensee attempts to derive the source code of the Products or breaches its confidentiality obligations hereunder; or (c) immediately by Netscape if Licensee ceases to do business in the normal course, becomes or is declared insolvent or bankrupt, is the subject of any proceeding relating to its liquidation or insolvency which is not dismissed within 90 calendar days, or makes an assignment for the benefit of its creditors, provided that within 30 days of such occurrence, Licensee has provided written notice of such to Netscape. Licensee agrees that failure to provide such 30 day notice to Netscape shall result in the automatic termination of this Agreement. Immediately upon termination or expiration hereof, all licenses for the Products and Documentation granted hereunder shall terminate, and Licensee shall deliver to Netscape or destroy all copies of the Products and Documentation in its or its distributors' possession or control, and shall furnish to Netscape an affidavit signed by an officer of Licensee certifying such delivery or destruction; provided that: (i) all End User License Agreements which have been validly granted by Licensee or any distributor hereunder prior to termination shall survive; and (ii) in the event this Agreement is terminated for any reason other than Licensee's default and provided Licensee fulfills its obligation specified herein with respect to such items, Licensee may continue to use and retain copies of the Products and Documentation to the extent necessary to support Products rightfully distributed to End Users by Licensee, directly or through distributors, prior to termination hereof. Termination by either party shall not act as a waiver or release of any breach hereof or any liability hereunder. Except where specified otherwise, the rights and remedies granted to a party hereunder are cumulative and in addition to, and not in lieu of, any other rights or remedies which the party may possess at law or in equity. Within 30 calendar days after termination, Licensee shall pay to Netscape all sums then due and owing. Sections 3(b), 4, 5, 8, 9, 10, 11, 12, 13, 14, 15 and 16 shall survive any expiration or termination of this Agreement.

14. Notice. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) or (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Order Form or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043.

15. Miscellaneous. (a) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (b) This Agreement may be amended only by a writing signed by both parties. (c) Licensee may not assign this Agreement or any part thereof without the written consent of Netscape, and any attempt to assign (by operation of law or otherwise) this Agreement or any part thereof without such consent shall be null and void. The preceding sentence notwithstanding, Licensee may, upon written notice to Netscape, assign this agreement to an entity who (i) Licensee merges into or (ii) purchases all or substantially all of Licensee's assets, provided such entity is not a competitor of Netscape and agrees in writing to be bound by the terms and conditions of this Agreement. (d) This Agreement shall be governed by and construed under the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. (e) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California, and the parties agree to submit to the personal and exclusive jurisdiction and venue thereof. (f) This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (g) This Agreement creates no agency, partnership, joint venture, or employment relationship and neither Licensee nor its agents have any authority to bind Netscape in any respect whatsoever. (h) The section headings herein are used for convenience only and shall have no substantive meaning. (i) If the application of any provision hereof to any particular facts shall be held to be unenforceable by any competent court, then (x) the enforceability of such provision as applied to any other facts and the validity of other provisions hereof shall not be affected and (y) such provision shall be reformed without further action by the parties hereto only to the extent necessary to make such provision valid and enforceable when applied to the particular facts. (j) Each party shall be excused from any delay or failure in performance hereunder, except the payment of monies by Licensee to Netscape, caused by reason of any occurrence or contingency beyond its reasonable control. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. (k) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, and communications, whether oral or written, between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. The terms and conditions of this Agreement shall prevail over any conflicting purchase order or other written instrument submitted by Licensee.
(l) This Agreement is written in the English language only, which language shall be controlling in all respects. (m) Upon Licensee's prior written consent, Netscape may use Licensee's name in a list of customer references or in any press release issued by Netscape regarding the licensing of the Product and/or provide Licensee's name and the names of the Products licensed by Licensee to third parties. (n) This Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. (o) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith.

16. Licensee Outside the U.S. In the event Licensee is located outside the United States, the terms and conditions in this Section 16 shall apply. (a) If Licensee is located in a Member State of the European Union, Licensee (i) shall not actively market or solicit orders outside the Territory, (ii) shall be entitled to sublicense the Products, subject to the terms and conditions contained herein, to End Users located outside of the Territory but within the European Union, which are the result of unsolicited orders and (iii) acknowledges that its primary focus shall be on End Users located in the Territory. (b) If any applicable law requires Licensee to withhold amounts from any payments to Netscape hereunder, (x) Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (y) the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained in the absence of such required deduction or withholding.
(c) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: The parties confirm that this Agreement and all related documentation will be in the English language"). (d) If any applicable law requires Licensee to obtain technology import rights and complete certain registration requirements in order for this Agreement to be enforceable under such law, Licensee hereby represents that Licensee has duly obtained and maintains valid technology import rights, and that Licensee has duly completed or will duly complete the registration formalities required by such law. In addition, at the request of Netscape and at Netscape's expense, Licensee agrees to promptly pursue under Netscape's direction and to Netscape's satisfaction, any enforcement action under such law relating to the enforcement of any license granted pursuant to this Agreement. If Licensee fails to pursue any enforcement action as required herein, Licensee agrees that Netscape shall have the right to terminate immediately this Agreement with written notice and with no cure period.

                                  ATTACHMENT C
                                    SUPPORT
                              TERMS AND CONDITIONS

1. Definitions. "End User" means any user of the Netscape software ("Product") authorized by Licensee pursuant to Licensee's license agreement for the Product. "Maintenance Release" means a product revision or patch that improves the functionality of a product that does not contain any new features or enhancements. A Maintenance Release is not an upgrade. "Program Errors" means one or more reproducible deviations in the standard, unmodified Product from the applicable specifications shown in the documentation. "Upgrades" mean both major and minor upgrades to the Product, if any, provided that Upgrades shall exclude any software release that is reasonably designated by Netscape as a separate product. "Major Upgrades" are designated by a change in the number to the left of the decimal point of the number appearing after the product name while "Minor Upgrades" are designated by a change in such number to the right of the decimal point. Netscape is the sole determiner of the availability and designation of a software release as a Major Upgrade or Minor Upgrade.

2. Maintenance Releases and Upgrades. Netscape will provide to Licensee any Maintenance Releases and/or Upgrades made generally available during the term for which Netscape has received payment. Licensee, and not Netscape, will be responsible for, and will bear all expenses associated with, providing front-line support, Maintenance Releases, and Upgrades to its End Users. Notwithstanding anything contained in this Agreement to the contrary, Licensee shall not be entitled to provide Maintenance Releases and/or Upgrades to any End User or use any back-end support received from Netscape to provide front-line support to any End User prior to the payment by Licensee to Netscape of the annual Services fee for such End User.

3. Technical Support. Netscape will provide back-end support to Licensee for Program Errors not resolved by Licensee pursuant to Licensee's support policies and in accordance herewith. This support includes efforts to identify defective source code and to provide corrections, workarounds and/or patches to correct Program Errors. Netscape will provide Licensee with a telephone number and an e-mail address which Licensee may use to report Program Errors during Netscape's local business hours. For priority 1, Licensee agrees to notify Netscape via both telephone and e-mail. Licensee agrees to use reasonable commercial efforts to answer its End User's support questions. Licensee will identify 1 member of its customer support staff and an alternate to act as the primary technical liaisons responsible for all communications with Netscape's technical support representatives. Such liaisons will have sufficient technical expertise, training and/or experience, for Licensee to perform its obligations hereunder. Licensee will designate, in writing and/or e-mail to Netscape, its liaison(s) within 1 week after Netscape's receipt of Licensee's purchase order, and may substitute contacts at any time by providing 1 week's prior written and/or electronic notice thereof to Netscape.

Netscape will make reasonable efforts to correct significant Program Errors that Licensee identifies, classifies and reports to Netscape and that Netscape substantiates. Netscape may reclassify Program Errors if it reasonably believes that Licensee's classification is incorrect. Licensee will provide sufficient information for Netscape to enable Netscape to duplicate the Program Error before Netscape's response obligations will commence. Unless otherwise authorized in writing by Netscape, Netscape will not be required to correct any Program Error caused by (a) incorporation, attachment of a feature, program, or device to the Product, or any part thereof; (b) any nonconformance caused by accident, transportation, neglect, misuse, alteration, modification, or enhancement of the Product; (c) the failure to provide an installation environment recommended for the Product; (d) use of the Product for other than the specific purpose for which the Product is intended; (e) use of the Product on any systems other than the specified hardware platform for such Product; (f) if applicable, use of defective media or defective duplication of the Product; or (g) failure to incorporate any Maintenance Releases previously released by Netscape which corrects such Program Error. Provided Program Error reports are received by Netscape during Netscape's local business hours, Netscape will use reasonable commercial efforts to communicate with Licensee about the Program Error, via telephone or e-mail within the following targeted response times:

 For Basic (includes no database support) and Standard Technical Support:

------------------------------------------------------------------------------------------------------------------------------------
Priority                                                   Failure Description                                 Initial Response Time
------------------------------------------------------------------------------------------------------------------------------------
       1                     Fatal (system down or unusable)                                                  [*] working hours
------------------------------------------------------------------------------------------------------------------------------------
       2                     Severe Impact (functionality disabled): errors which result in a lack of         [*] working hours
                             application functionality or cause intermittent system failure
------------------------------------------------------------------------------------------------------------------------------------
       3                     Degraded Operations: errors causing malfunction of non-critical functions        [*] working hours
------------------------------------------------------------------------------------------------------------------------------------
       4                     Minimal Impact attributes and/or options to utility programs do not operate as   [*] working hours
                             stated
------------------------------------------------------------------------------------------------------------------------------------
       5                     Enhancement Request                                                              [*] working hours
------------------------------------------------------------------------------------------------------------------------------------

     For Premium Technical Support: Netscape will also provide Licensee with an emergency telephone pager number which Licensee may use to report only Priority 1 Program Errors 24 hours a day, 7 days a week.


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

---------------------------------------------------------------------------------------------------------------------------
Priority                                     Failure Description                                    Initial Response Time
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
  1         Fatal (system down or unusable)                                                        [*] working hours
---------------------------------------------------------------------------------------------------------------------------
  2         Severe Impact (functionality disabled): errors which result in a lack of application   [*] working hours
            functionality or cause intermittent system failure
---------------------------------------------------------------------------------------------------------------------------
  3         Degraded Operations: errors causing malfunction of non-critical functions              [*] working hours
---------------------------------------------------------------------------------------------------------------------------
  4         Minimal Impact: attributes and/or options to utility programs do not operate as stated [*] working hours
---------------------------------------------------------------------------------------------------------------------------
  5         Enhancement Request                                                                    [*] working hours
---------------------------------------------------------------------------------------------------------------------------

Netscape will use reasonable commercial efforts to resolve each significant Program Error by providing either a reasonable workaround, an object code patch or a specific action plan for how Netscape will address the problem and an estimate of how long it will take to rectify the defect. Netscape reserves the right to charge Licensee additional fees at its then standard rates for services performed in connection with reported Program Errors which are later determined to have been due to hardware or software not supplied by Netscape. Notwithstanding the foregoing, Netscape has no obligation to perform services in connection with Program Errors resulting from hardware or software not supplied by Netscape. Netscape agrees to support a given revision of the Product for the shorter of (i) 12 months from the date such revision is superseded by the next sequential Major Upgrade; or (ii) until such revision is superseded by 2 sequential Major Upgrades. (For example, Netscape will support version 2.1 for the shorter of 12 months from the date version 3.0 (if 3.0 is the next major sequential release), is released by Netscape, or until version 2.1 is superseded by 2 sequential major releases (3.0 and 4.0, as the case may be.) Licensee, and not Netscape, will provide front-line technical support to its End Users. Such support includes but is not limited to, call receipt, entitlement verification, call screening, installation assistance, problem identification and diagnosis, product defect determination, efforts to create a repeatable demonstration of the Program Error and, if applicable, the distribution of any replacements for defective media or Upgrades. Licensee agrees that any documentation distributed by Licensee to its End Users will clearly and conspicuously state that End Users should call Licensee for technical support for the Product. Netscape will have no obligation to furnish any assistance, information or documentation with respect to the Product, directly to End Users. If Netscape customer support representatives are being contacted by a significant number of Licensee's End Users then, upon Netscape's request, Licensee and Netscape will cooperate to minimize such contact.

4. Reinstatement of Services. Reinstatement of lapsed technical support services is subject to Netscape's then-current technical support reinstatement fees in effect on the date the new technical support is ordered.

5. Notice. Any notice required or permitted hereunder shall be in English, in writing and shall be deemed to be properly given upon the earlier of (a) actual receipt by the addressee (including facsimile or e-mail) or (b) 5 business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or (c) 2 business days after being sent via private industry courier to the respective parties at the addresses set forth in the Agreement or to such other person or address as the parties may from time to time designate in a writing. Notices to Netscape shall be to the attention of the Legal Department, Netscape Communications Corporation, 501 East Middlefield Road, Mountain View, California 94043.

6. Purchase Orders. Licensee may place written purchase orders for renewal or change in level of Services provided that each purchase order contains the following (i) reference to the Agreement number; (ii) the level of Service, fees and charges therefor, and bill to address (if different). No terms and conditions set forth in any purchase order or instrument issued by Licensee in connection with the Services shall be binding upon Netscape.

7. Miscellaneous. (a) Licensee shall comply with all applicable laws, rules and regulations for the export of Product and technical data covered under this Agreement. (b) Licensee may not assign any of its rights or delegate any of its duties under this Agreement without the express written consent of Netscape which will not be unreasonably withheld, and any attempt to assign without such consent shall be null and void. (c) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (d) This Agreement may be amended only by a writing signed by both parties. (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to its conflicts of law provisions. (f) Any dispute regarding this Agreement shall be subject to the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California and each party submits to the jurisdiction of such courts. (g) This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods. (h) If the application of any provision hereof to any particular facts shall be held to be unenforceable by any competent court, then (x) the enforceability of such provision as applied to any other facts and the validity of other provisions hereof shall not be affected and (y) such provision shall be reformed without further action by the parties hereto only to the extent necessary to make such provision valid and enforceable when applied to the particular facts. (i) Each party shall be excused from any delay or failure in performance hereunder, except the obligation for payment of monies by Licensee to Netscape, caused by reason of any occurrence beyond its reasonable control for so long as the occurrence persists. (j) This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements and communications, whether oral or written, between the parties relating to the subject matter hereof, and all past courses of dealing or industry custom. The terms and conditions hereof shall prevail over any conflicting purchase order or other written instrument submitted by Licensee. (k) This Agreement is written in the English language only, which language shall be controlling in all respects. (l) This Agreement may be executed in counterparts or by facsimile, each of which shall be an original, and all of which together shall constitute one and the same agreement. (m) If any dispute arises under this Agreement, the prevailing party shall be reimbursed by the other party for any and all legal fees and costs associated therewith. (n) All fees are exclusive of taxes, withholdings, duties or levies, however designated or computed and Licensee shall be responsible therefor except for taxes based on Netscape's net income. In lieu thereof, Licensee shall


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

provide to Netscape a valid tax or other levy exemption certificate acceptable to the taxing or other levying authority.

8.   Outside Of The United States. If Licensee is located outside of the
United States, this section shall apply. (a) If any applicable law requires Licensee to withhold amounts from any payments to Netscape hereunder, (i) Licensee shall effect such withholding, remit such amounts to the appropriate taxing authorities and promptly furnish Netscape with tax receipts evidencing the payments of such amounts, and (ii) the sum payable by Licensee upon which the deduction or withholding is based shall be increased to the extent necessary to ensure that, after such deduction or withholding, Netscape receives and retains, free from liability for such deduction or withholding, a net amount equal to the amount Netscape would have received and retained absent such required deduction or withholding. (b) Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language"). (c) If any applicable law requires Licensee to obtain technology import rights and complete certain registration requirements in order for this Agreement to be enforceable under such law, Licensee hereby represents that Licensee has duly obtained and maintains valid technology import rights, and that Licensee has duly completed or will duly complete the registration formalities required by such law.

9.   LIMITATION OF LIABILITY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, UNDER
NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL NETSCAPE BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL NETSCAPE BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AMOUNT NETSCAPE RECEIVED FROM LICENSEE HEREUNDER, EVEN IF NETSCAPE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM NETSCAPE'S NEGLIGENCE TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION.